Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard R. Host and Louis E. Greer and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 6, 2012.

Signature	Title

/s/ Gerard R. Host Gerard R. Host	President and Chief Executive Officer (principal executive officer)

/s/ Louis E. Greer Louis E. Greer	Treasurer and Principal Financial Officer (principal financial officer and principal accounting officer)

/s/ Adolphus B. Baker Adolphus B. Baker	Director

/s/ Daniel A. Grafton Daniel A. Grafton	Chairman and Director

/s/ David H. Hoster II David H. Hoster II	Director

/s/ John M. McCullouch John M. McCullouch	Director

/s/ Richard H. Puckett Richard H. Puckett	Director

/s/ R. Michael Summerford R. Michael Summerford	Director

/s/ LeRoy G. Walker, Jr. LeRoy G. Walker, Jr.	Director

/s/ William G. Yates III William G. Yates III	Director